Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-127422 and 333-158672 on Form S-8, Registration Statement No. 333-165143 on Form S-3 and Registration Statement No. 333-165224 on Form S-4 of CF Industries Holdings, Inc. and subsidiaries of our report dated February 25, 2010, relating to the financial statements and financial statement schedule of Terra Industries Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s retrospective adoption of guidance related to noncontrolling interests in consolidated financial statements effective January 1, 2009) and our report dated February 25, 2010 relating to the effectiveness of Terra Industries Inc.’s internal control over financial reporting as of December 31, 2009, appearing in this Current Report on Form 8-K/A of CF Industries Holdings, Inc. and subsidiaries dated April 12, 2010.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

April 12, 2010